Exhibit 99.2

News

Contacts:
Media:
Sheryl Williams
610-738-6493
swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Appoints Valli F. Baldassano as Executive Vice

President and Chief Compliance Officer

Frazer, Pa. – November 1, 2007 – Cephalon, Inc. (Nasdaq: CEPH) announced today that Valli F. Baldassano, Esq., has been appointed to the new position of Executive Vice President and Chief Compliance Officer. In this role, Ms. Baldassano reports directly to Chairman and CEO, Frank Baldino Jr., Ph.D., with dotted line reporting to the audit committee of the board of directors.

“Valli brings a unique perspective on compliance issues as she has represented both corporations in the pharmaceutical industry and the U.S. government, “ said  Frank Baldino, Jr., Ph.D., Chairman and CEO. “We are pleased to have her guide us through this increasingly challenging regulatory environment. Moreover, our decision to make the chief compliance officer position an executive officer of the company underscores the importance of compliance in our organization.”

Ms. Baldassano has 21 years experience of legal experience with a strong background in healthcare fraud and compliance issues. Most recently she served as a Partner with Fox Rothschild LLP in Philadelphia where she was a member of the Litigation Department. Her corporate law experience includes eight years in the pharmaceutical industry in senior level compliance positions at Schering-Plough and the former Pharmacia. While at Schering, she negotiated and managed the implementation of two corporate integrity agreements with the Department of Health and Human Services, Office of Inspector General.

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Previously, Ms. Baldassano was an Assistant United States Attorney in the Criminal Division of the United States Attorney’s Office for the Eastern District of Pennsylvania, where she investigated and tried federal criminal cases involving healthcare fraud and public corruption.

Ms. Baldassano received her Juris Doctor degree from Syracuse University and holds a Bachelor of Arts from Georgetown University.

Cephalon, Inc.

Cephalon, Inc. is an international biopharmaceutical company, recently inducted into the World Economic Forum Community of Global Growth Companies. For 20 years, the company has been dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: AMRIX™ (cyclobenzaprine hydrochloride extended-release capsules), PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065